As Filed With the Securities and Exchange Commission on May 18, 2017

Registration No. 333-214200

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

Post-Effective Amendment No. 1

to Form S-4

on Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________

Primo Water Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

30-0278688

(IRS Employer Identification Number)

101 North Cherry Street, Suite 501

Winston-Salem, North Carolina 27101

(336) 331-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Castaneda

Chief Financial Officer

Primo Water Corporation

101 North Cherry Street, Suite 501

Winston-Salem, North Carolina 27101

(336) 331-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Please send copies of all communications to:

Sean M. Jones

K&L Gates LLP

214 North Tryon Street

Suite 4700

Charlotte, North Carolina 28202

(704) 331-7400

_____________________

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer ☑
Non-accelerated filer □	Smaller reporting company □
(do not check if a smaller reporting company)	Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(A)(2)(B) of the Securities Act.      ☐

The Registrant hereby amends this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Post-Effective Amendment No. 1 to Form S-4 on Form S-3 shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to that certain Agreement and Plan of Merger, dated as of October 9, 2016, among Primo Water Corporation (the “Company”), Primo Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Glacier Water Services, Inc., a Delaware corporation (“Glacier”), and David Shladovsky, as Stockholder Representative, on December 12, 2016, Merger Sub merged with and into Glacier (the “Merger”), with Glacier surviving the Merger as a wholly-owned subsidiary of the Company. In connection with the Merger, and as partial consideration therefor, the Company issued warrants (the “Warrants”) to purchase up to 2,000,000 shares of common stock, par value $0.001 per share, of the Company.

This Post-Effective Amendment No. 1 to Form S-4 on Form S-3 contains an updated prospectus relating to the offer and sale of up to an aggregate of 2,000,000 shares of common stock of the Company issuable upon exercise of the Warrants. These securities were originally registered by us on a registration statement on Form S-4 (File No. 333-214200) (the “Registration Statement”), which became effective on December 5, 2016. This Post-Effective Amendment No. 1 to Form S-4 on Form S-3 is being filed to convert the Registration Statement on Form S-4 into a Registration Statement on Form S-3. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 also covers an indeterminate amount of additional shares of our common stock that may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or other certain capital adjustments. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original Registration Statement.

SUBJECT TO COMPLETION, DATED MAY 18, 2017

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Up to 2,000,000 Shares

Primo Water Corporation

Common Stock

This prospectus relates to up to 2,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”). The shares of Common Stock are issuable upon the exercise of warrants (the “Warrants”) issued as partial consideration in connection with our acquisition (the “Acquisition”) of Glacier Water Services, Inc., a Delaware corporation (“Glacier”).

The Warrants are exercisable for a total of 2,000,000 shares of Common Stock at an exercise price equal to $11.88 per share of Common Stock. Approximately one-third of the Warrants will vest on June 10, 2017 (180 days following the closing date of the Acquisition (the “Closing Date”)), and an additional one-third will vest on each of September 8, 2017 (270 days following the Closing Date) and December 12, 2017 (365 days following the Closing Date). The Warrants will be exercisable until December 12, 2021.

The exercise price for the Warrants may be paid in cash or by means of a “cashless exercise,” as described in “Description of Warrants.” We will receive all of the proceeds from any cash exercise of the Warrants, but not from the sale of the underlying shares of Common Stock. There can be no assurance that any Warrants will be exercised, or if Warrants are exercised, how many will be exercised for cash. Please see the section entitled “Plan of Distribution” for more information regarding the offering.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “PRMW.” On May 17, 2017, the last reported sale price of our Common Stock on the Nasdaq Global Market was $11.06 per share. There were 29,911,084 shares of our Common Stock outstanding as of May 17, 2017.

Investing in our Common Stock involves risks. You should read carefully this prospectus and the documents incorporated by reference in this prospectus. See the risk factors identified in the documents incorporated by reference herein for more information regarding risks you should consider before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2017.

ABOUT THIS PROSPECTUS

This updated prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of up to an aggregate of 2,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of the Warrants originally registered by us pursuant to a Registration Statement on Form S-4 (File No. 333-214200) (the “Registration Statement”), which became effective on December 5, 2016.

It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making any decision whether to invest in the Common Stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus or any applicable prospectus supplement in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any such person. Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This prospectus and any applicable prospectus supplement do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement. For further information about us and our Common Stock, please refer to the information referred to under “Where You Can Find More Information” and to the registration statement and the exhibits that are a part of the registration statement.

References in this prospectus to “Primo”, the “Company”, “we”, “us” and “our” are to Primo Water Corporation and its subsidiaries. Our headquarters are located at 101 North Cherry Street, Suite 501, Winston-Salem, North Carolina 27101 and our telephone number is (336) 331-4000.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

THE COMPANY

We are North America’s leading single source provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers in the United States and Canada.

Glacier Acquisition

On December 12, 2016, we completed the acquisition by merger (the “Acquisition”) of Glacier Water Services, Inc. (“Glacier”), a leading provider of high-quality drinking water dispensed to consumers through self-service water machines located at over 20,000 locations, including supermarkets and other retail locations. The acquisition was consummated pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated October 9, 2016, among the Company, Primo Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Glacier and David Shladovsky, as Stockholder Representative.

Primo paid approximately $273.0 million in aggregate consideration in connection with the Acquisition subject to the terms of the Merger Agreement, consisting of (i) approximately $50.0 million in cash, (ii) approximately $36.0 million in shares of Common Stock, (iii) the assumption or retirement of approximately $177.0 million of net indebtedness and preferred interests and (iv) the issuance of the Warrants. We financed the transaction through a combination of cash on hand and borrowings under a credit agreement (the “Credit Agreement”) entered into by and among the Company, certain of our domestic subsidiaries, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

Under the terms of the Merger Agreement, at the effective time of the Acquisition, each outstanding share of Glacier common stock was converted into the right to receive approximately (i) $12.18 in cash, (ii) 0.87 of a share of Common Stock and (iii) a Warrant to purchase 0.55 of a share of Common Stock (collectively, the “Per Share Merger Consideration”). In addition, each outstanding Glacier stock option was cancelled and each holder of Glacier stock options received, in exchange for such options and in accordance with the terms of the Merger Agreement, consideration based on the difference between the value of the Per Share Merger Consideration (less the value ascribed to the Warrants) and the per share exercise price of such Glacier stock option.

Our Business

Our business is designed to generate recurring demand for our purified bottled water or self-service filtered drinking water through the sale of innovative water dispensers. This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. Once our bottled water is consumed using a water dispenser, empty bottles are exchanged at our recycling center displays, which provide a recycling ticket that offers a discount toward the purchase of a new bottle of Primo purified water (“Exchange”) or they are refilled at a self-service filtered drinking water location (“Refill”). Each of our multi-gallon Exchange water bottles can be sanitized and reused up to 40 times before being taken out of use, crushed and recycled, substantially reducing landfill waste compared to consumption of equivalent volumes of single-serve bottled water. As of December 31, 2016, our products were offered in the United States and in Canada at over 46,000 combined retail locations, including Lowe’s Home Improvement, Walmart, The Home Depot, Meijer, Kroger, Food Lion, H-E-B Grocery, Sobeys, Circle K, Family Dollar, Walgreens, Albertsons, Publix, and CVS. We believe the market for purified water continues to grow due to evolving taste preferences, perceived health benefits and concerns regarding the quality of municipal tap water. Our products provide an environmentally friendly, economical, convenient and healthy solution for consuming purified and filtered water. We believe the Acquisition diversifies our retailer and financial concentration, offers cross-selling opportunities with retailers and consumers and creates operational and shared service synergies. Further, as a result of the Acquisition, we believe that our brands will be market leaders in all categories in which we compete, including water dispensers, exchange and refill.

We provide major retailers throughout the United States and Canada with a single-vendor solution for Primo Dispensers (“Dispensers”) and Primo Water (“Water”), our two reporting segments, addressing a market demand that we believe was previously unmet. Our solutions are easy for retailers to implement, require minimal management supervision and store-based labor, and provide centralized billing and detailed performance reports. Exchange offers retailers attractive financial margins and the ability to optimize typically unused retail space with our displays.  Refill provides filtered water for consumer purchase through the installation of self-service vending displays at retail locations. The Refill business model eliminates the bottling and distribution infrastructure required to deliver traditional bottled water, thereby allowing us to provide filtered water at a low price. We believe the Acquisition will help us build out and expand our Refill operations in particular, given Glacier’s extensive Refill network. Additionally, due to the recurring nature of water consumption, retailers benefit from year-round customer traffic and highly predictable revenue.

We were incorporated as a Delaware corporation on October 20, 2004. Our headquarters are located at 101 North Cherry Street, Suite 501, Winston-Salem, North Carolina 27101 and our telephone number is (336) 331-4000.

USE OF PROCEEDS

We will receive all of the proceeds from any cash exercise of the Warrants, but not from the sale of the underlying shares of Common Stock. We will not receive any proceeds from Warrants exercised on a cashless basis. We currently intend to use any and all proceeds from cash exercises of the Warrants for general corporate and working capital purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement. There can be no assurance that any Warrants will be exercised, or if Warrants are exercised, how many will be exercised for cash.

DESCRIPTION OF WARRANTS

The following describes the material provisions of the Warrant Agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference, and the Warrants issued thereunder to purchase shares of our Common Stock, which we refer to in this prospectus as the “Warrants.” This summary does not purport to be complete and may not contain all of the information about the Warrant Agreement that is important to you. We encourage you to read carefully the Warrant Agreement in its entirety before making any decisions regarding the exercise of the Warrants.

The Warrants are exercisable for a total of 2,000,000 shares of Common Stock at an exercise price equal to $11.88 per share of Common Stock. There are 3,643,740 Warrants outstanding as of the date of this prospectus. The Warrants become exercisable for shares of our Common Stock as follows: approximately one-third of the warrants will vest on June 10, 2017 (180 days following the Closing Date), an additional one-third will vest on September 8, 2017 (270 days following the Closing Date), and an additional one-third will vest on December 12, 2017 (365 days following the Closing Date). The Warrants will be exercisable until December 12, 2021.

The Warrants have been issued in registered form under that certain Warrant Agreement, dated December 12, 2016, between the Registrant and Wells Fargo Bank, National Association as Warrant Agent thereunder, as amended by that certain Amendment No. 1 to the Warrant Agreement, dated March 13, 2017 (as amended, the “Warrant Agreement”). You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the Warrants.

The exercise price for the Warrants is subject to adjustment in the event that the Registrant: (a) declares and pays a dividend or makes a distribution on its common stock in shares of Common Stock, (b) subdivides or reclassifies the outstanding shares of its Common Stock into a greater number of shares, or (c) combines or reclassifies the outstanding shares of its Common Stock into a smaller number of shares. In such circumstances, the exercise number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying the exercise number effective immediately prior to such event by a fraction, (a) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event and (b) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event. In such event, the exercise price per share of Common Stock in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such exercise price by a fraction (i) the numerator of which shall be the exercise number immediately prior to such adjustment and (ii) the denominator of which shall be the new exercise number determined pursuant to the immediately preceding sentence.

The Registrant has agreed to register or cause to be registered all Warrants and all shares of Common Stock issuable upon the exercise of such Warrants under the Securities Act, and the Registrant has agreed to use commercially reasonable efforts to maintain such registrations. The Registrant has further agreed to use its reasonable best efforts to ensure that the Warrants and the shares of Common Stock issuable upon the exercise of such Warrants may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which shares of Common Stock are listed or traded. The Warrant Agreement further provides that, in the event that (i) shares of Common Stock cannot be issued pursuant to an effective registration statement under the Securities Act and (ii) a private placement exemption from the registration requirements of the Securities Act is not available, then the holder of Warrants wishing to exercise such Warrants for shares of Common Stock must exercise the Warrants in a cashless exercise. The Warrant Agreement further provides that under no circumstances may a holder of Warrants exercise any Warrants and receive a cash payment as a net cash settlement. Until exercised, the holders of Warrants will have no voting, dividend or other stockholder rights with respect to such Warrants. The Warrants are not listed on any securities exchange.

In the event a single Warrant is exercised, the Registrant may issue a fractional share of Common Stock upon such exercise. In all other circumstances, no fractional shares of Common Stock will be issued upon exercise of any Warrants. In lieu of any fractional shares of Common Stock that would otherwise be issued to a Holder upon exercise of any Warrants, such Holder shall receive a cash payment equal to the product of the per share market price of the Common Stock on the trading day on which such Warrants are exercised and a fraction of a share of Common Stock to which such holder would be entitled.

DESCRIPTION OF CAPITAL STOCK

The following information is a summary of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, in each case, as amended as of the date hereof, all of which are filed as exhibits to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and may not contain all of the information about our certificate of incorporation and bylaws that is important to you. We encourage you to read carefully our certificate of incorporation and bylaws in their entirety before making any decisions regarding the exercise of the Warrants.

Common Stock

The following summary description of our common stock, par value $0.001 per share (“Common Stock”) issuable upon the exercise of the Warrants is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in each case, as amended as of the date hereof, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information is a summary and may not be complete in all respects. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, see the discussion above under the heading “Where You Can Find More Information.”

Authorized Capital

We currently have authority to issue 70,000,000 shares of our Common Stock. As of May 17, 2017, 29,911,084 shares of our common stock were issued and outstanding.

Voting Rights

Except as otherwise required by Delaware law, at every annual or special meeting of stockholders, every holder of Common Stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our Common Stock will receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends. We have never paid or declared cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to finance the development and expansion of our business. We do not expect to pay any dividends on our Common Stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements, investment opportunities and other factors that our Board of Directors deems relevant.

Liquidation and Preemptive Rights

In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding. The holders of our Common Stock have no preemptive or other subscription rights.

Our outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Subject to the terms of the Primo Water Corporation sixth amended and restated certificate of incorporation, Primo’s board of directors is authorized to issue from time to time up to 10,000,000 shares of preferred stock in one or more series without stockholder approval. Primo’s board of directors retains the discretion and authority to determine the rights, preferences, powers and restrictions, including voting powers, dividend rights, conversion rights, redemption rights and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of Primo preferred stock on the rights of holders of Primo common stock until if and when Primo’s board of directors determines the specific rights associated with that preferred stock. The effects of issuing preferred stock could include decreasing the amount of earnings and assets available for distribution to holders of Primo common stock, restricting dividends on Primo common stock, diluting the voting power of Primo common stock, impairing the liquidation rights of Primo common stock, or delaying, deferring or preventing changes in Primo’s control or management.

Prior to the issuance of shares of preferred stock, Primo’s board of directors is required by the DGCL and the Primo charter to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, which will fix for each class or series of preferred stock the rights, preferences and privileges of such class or series. The DGCL provides that the holders of Primo preferred stock will have the right to vote separately as a class on any proposed amendment that would alter or change the powers, preferences or special rights of such class so as to affect them adversely. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation. Shares of Primo’s preferred stock that Primo issues in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive or similar rights unless specified in the applicable prospectus supplement.

Primo’s board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of Primo common stock. Primo’s board of directors could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of Primo. Primo’s board of directors could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of Primo’s board of directors, including a tender offer or other transaction that some, or a majority, of Primo’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of Primo’s common stock.

Other Warrants

In addition to the Warrants described above in “Description of Warrants,” as of May 17, 2017, Primo had issued warrants to purchase a total of 860,871 shares of Primo common stock at a weighted average exercise price of $5.12 per share.

Warrants to purchase a total of 111,976 shares of Primo common stock expire between May 17, 2017 and June 2, 2018 and have an exercise price of $13.04 per share.

Warrants to purchase a total of 117,467 shares of Primo common stock expire in either December 2019 or October 2020 and have an exercise price of $9.60 per share.

Warrants to purchase a total of 25,000 shares of Primo common stock expire on November 28, 2021 and have an exercise price of $2.93 per share.

A prior credit facility included detachable warrants received by five of Primo’s current directors or stockholders to purchase 131,428 shares of Primo common stock. These warrants are exercisable at an exercise price of $2.30 per share and expire April 30, 2020.

Primo issued warrants to DS Services of America, Inc. to purchase 475,000 shares of Primo common stock pursuant to a services agreement with DS Services. These warrants are exercisable at an exercise price of $3.04 per share and expire on January 1, 2021.

Anti-Takeover Provisions

Delaware law, Primo’s charter and its bylaws contain provisions that could delay or prevent a change of control of Primo or changes in Primo’s board of directors that its stockholders might consider favorable. The following is a summary of these provisions.

Delaware Law

Primo is subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●

prior to the date the person became an “interested stockholder,” the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Undesignated Preferred Stock. Primo’s board of directors has the ability to issue preferred stock with rights, preferences and powers, including voting powers, that could have the effect of deterring hostile takeovers or delaying changes in control of Primo or its management.

Limits on Ability to Act by Written Consent or Call a Special Meeting. Primo’s sixth amended and restated certificate of incorporation provides that Primo’s stockholders may not act by written consent except as otherwise provided in any resolution of the Primo board of directors creating the preferred stock. This limit on the ability of Primo’s stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of Primo’s capital stock would not be able to amend Primo’s sixth amended and restated certificate of incorporation or its amended and restated bylaws or remove directors without holding a meeting of Primo’s stockholders called in accordance with its amended and restated bylaws.

In addition, Primo’s sixth amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by its board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). A Primo stockholder may not call a special meeting, which may delay the ability of Primo’s stockholders to force consideration of a proposal or for holders controlling a majority of Primo’s capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Primo’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of Primo’s board of directors or one of its committees. Primo’s stockholders must notify Primo’s Secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in Primo’s amended and restated bylaws. To be timely, the notice must be received at Primo’s principal executive office not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting, and not later than the later of the 90th day prior to the annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made or notice of the meeting date is mailed, whichever occurs first.

Primo’s amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Primo.

Board of Directors. Primo’s board of directors (and not its stockholders) may appoint a director to fill a vacancy, including vacancies created by the expansion of the board of directors subject to the rights of holders of any series of preferred stock with respect to the election of directors.

Primo’s sixth amended and restated certificate of incorporation and its amended and restated bylaws do not provide for cumulative voting in the election of directors. Cumulative voting permits stockholders to apportion the total number of votes they can cast in an election of directors in any fashion they desire, including casting all of the votes for one director. With cumulative voting, the total number of votes to be cast would equal the number of directors to be elected at meeting multiplied by the number of shares eligible to vote. Cumulative voting enables holders of a minority stake to elect one or more directors if they can muster sufficient support. The absence of cumulative voting may make it more difficult for stockholders who own less than a majority in voting power to elect any directors to Primo’s board of directors.

Primo’s sixth amended and restated certificate of incorporation and its amended and restated bylaws also provide that the board of directors is divided into three classes, with members of each class serving staggered three-year terms. This classification of the board of directors could have the effect of delaying or discouraging an acquisition or a change in management.

Limitations of Directors’ Liability and Indemnification. Primo’s sixth amended and restated certificate of incorporation limits the liability of its directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to Primo or its stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares as provided in Section 174 of the DGCL; or

●	transactions from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Primo’s amended and restated bylaws provide that it will indemnify and advance expenses to its directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that Primo may choose to indemnify other employees or agents of the corporation from time to time. Section 145(g) of the DGCL and Primo’s amended and restated bylaws also permit Primo to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to Primo, regardless of whether Primo’s amended and restated bylaws permit indemnification. Primo has obtained a directors’ and officers’ liability insurance policy.

Primo has entered into indemnification agreements with each of its directors that provide, in general, that it will indemnify them to the fullest extent permitted by law in connection with their service to Primo or on its behalf.

At present, there is no pending litigation or proceeding involving any of Primo’s directors or officers as to which indemnification is required or permitted, and Primo is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Primo’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for Primo’s Common Stock is Wells Fargo Bank, N.A.

Stock Market

Primo’s Common Stock is traded on the Nasdaq Global Market under the symbol “PRMW.”

PLAN OF DISTRIBUTION

Pursuant to the terms of the Warrant Agreement and the warrant certificates issued thereunder, shares of Common Stock will be issued to those holders who elect to exercise their Warrants to purchase Common Stock. We do not know if or when any Warrants will be exercised. We also do not know whether or in what manner any of the shares of Common Stock acquired upon exercise of any of the Warrants will be sold. All of the above referenced Warrants were issued and previously registered pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-214200) initially filed with the SEC on October 24, 2016.

The Common Stock issuable upon the exercise of such Warrants will not be offered through underwriters. Pursuant to the terms of the Warrants, shares of Common Stock issuable upon the exercise of the Warrants will be issued to those warrant holders who, directly or through their broker, banker, trustee or other nominee, properly exercise such Warrants pursuant to the terms of the Warrant Agreement. We will bear all costs, expenses and fees in connection with the registration and issuance of the Common Stock issuable upon exercise of the Warrants. We will not pay any compensation in connection with the issuance of the shares of Common Stock upon exercise of the warrants, except any compensation due to the Warrant Agent, and will bear all costs, expenses and fees in connection with such issuance. We will not bear any of the brokerage commissions, selling expenses or similar costs related to any resales of the Common Stock.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements include information concerning our possible future results of operations, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We discuss these risks in greater detail in the “Risk Factors” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the period ended March 31, 2017. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters has been passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan L.L.P.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Primo Water Corporation for the year ended December 31, 2014 incorporated in this Registration Statement by reference from the Primo Water Corporation Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as Primo Water Corporation (www.sec.gov). Our web site is located at www.primowater.com. The information contained on our web site is not part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 101 North Cherry Street, Suite 501, Winston-Salem, North Carolina 27101 or you may call us at (336) 331-4000.

INCORPORATION BY REFERENCE

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed on March 16, 2017;

●

The portions of our definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, filed with the SEC on March 29, 2017, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on May 10, 2017;

●	Current Report on Form 8-K filed on April 28, 2017 (other than the portions of those documents furnished but deemed not to have been filed); and

●

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on August 11, 2010, including any further amendment or report filed hereafter for the purpose of updating such description.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file subsequently pursuant to Sections 13(a), 13(c), 14 or 15(d) (Exchange Act File No. 001-34850) of the Exchange Act and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby. All amounts except the SEC registration fee are estimated. These amounts include only expenses in connection with the registration of the Common Stock issuable upon exercise of the Warrants, and does not include other expenses related to the Acquisition or the issuance and distribution of the other securities issued in the Acquisition.

SEC Registration Fee*	$2,754
Printing Expenses	-
NASDAQ Listing Fees	-
Trustee Fees and Expenses	-
Accounting fees and expenses	10,000
Legal fees and expenses	18,000
Miscellaneous	-
Total	$30,754

*	Previously paid.

Item 15. Indemnification of Directors and Officers.

The Registrant is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The Registrant’s Amended and Restated Bylaws provide that the Registrant will indemnify and advance expenses to its directors and officers (and may choose to indemnify and advance expenses to other employees and other agents) to the fullest extent permitted by law; provided, however, that if the Registrant enters into an indemnification agreement with such directors or officers, such agreement controls.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant’s directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The Registrant’s Amended and Restated Bylaws, as amended, permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to the Registrant, regardless of whether the Registrant’s Amended and Restated Bylaws permit indemnification. The Registrant has directors’ and officers’ liability insurance.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors that require the Registrant to indemnify such persons against various actions including, but not limited to, third-party actions where such director, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. The Registrant intends to indemnify directors against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors and for any expenses actually and reasonably incurred by such directors in connection with such action, if such directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. The Registrant also intends to advance to its directors expenses (including attorney’s fees) incurred by such directors in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director seeks indemnification or advancement of expenses from the corporation and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

Item 16. Exhibits.

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on May 18, 2017.

PRIMO WATER CORPORATION

By:	/s/ Billy D. Prim
Name: Billy D. Prim Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on May 18, 2017:

	Signature	Title

	/s/ Billy D. Prim	Chairman, Chief Executive Officer and Director
	Billy D. Prim	(Principal Executive Officer)

	/s/ Mark Castaneda	Executive Vice President and Chief Financial Officer
	Mark Castaneda	(Principal Financial Officer)

	/s/ David J. Mills	Vice President of Finance
	David J. Mills	(Principal Accounting Officer)

	*	Director
Richard A. Brenner

	*	Director
Susan E. Cates

	*	Director
Jack C. Kilgore

	*	Director
Malcolm McQuilkin

	/s/ Charles A. Norris	Director
Charles A. Norris

	/s/ Matthew T. Sheehan	Director
Matthew T. Sheehan

	*	Director
David L. Warnock

* By:	/s/ David J. Mills
David J. Mills Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of October 9, 2016, by and among Primo Water Corporation, Primo Subsidiary Inc., Glacier Water Services, Inc. and David Shladovsky, as stockholder representative (incorporated by reference to Exhibit 2.1 the Company’s Current Report on Form 8-K filed on October 11, 2016).

3.1

Sixth Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-173554) filed on May 31, 2011).

3.2	Amended and Restated Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 16, 2010).

3.3	Amendment to Primo Water Corporation Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2017).

4.1

Specimen Certificate representing shares of common stock of Primo Water Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-165452) filed on August 11, 2010).

4.2

Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (File No. 333-200016) filed on November 7, 2014).

4.3

Form of Warrant Agreement between Primo Water Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-214200) filed on October 24, 2016).

4.4

Amendment No. 1 to Warrant Agreement between Primo Water Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2017).

5.1

Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan L.L.P. (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-214200) filed on October 24, 2016).

23.1	Consent of BDO USA, LLP (filed herewith).

23.2	Consent of RSM US LLP (filed herewith).

23.3

Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan L.L.P. (incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-214200) filed on October 24, 2016).